SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 2, 2008 (May 30, 2008)
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:   (229) 226-9110
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 30, 2008, the shareholders of Flowers Foods, Inc. (the “company”) approved an amendment to Article II, Section 1 of the company’s Restated Articles of Incorporation. The amendment increased the company’s authorized common stock, par value $.01 per share, from 120,000,000 shares to 500,000,000 shares.
     On May 30, 2008, the Board of Directors of the company approved an amendment to Article III, Section 1 of the company’s Restated Articles of Incorporation to increase the number of shares of Preferred Stock designated as Series A Junior Participating Preferred Stock, par value $100 per share, from 100,000 shares to 200,000 shares.
     A copy of the Articles of Amendment to the Restated Articles of Incorporation is attached hereto as Exhibit 3.1

Item 9.01	Financial Statements and Exhibits.
(c)   Exhibits.
The following exhibit is furnished as part of this Report:

Exhibit Number	Description

3.1	Articles of Amendment to the Restated Articles of Incorporation of Flowers Foods, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice-President and Chief Financial Officer
Date: June 2, 2008

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to the Restated Articles of Incorporation of Flowers Foods, Inc.